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                                                                    Exhibit 15.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC Registration Numbers 333-118555, 333-75080 and 333-114232) and Form F-3 (SEC Registration Number 333-119705) of STATS ChipPAC Ltd.; and Registration Statement on Form S-3 (File No. 333-119705-1) of STATS ChipPAC, Inc. (formerly known as ChipPAC, Inc.), of our report dated March 11, 2005 relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Singapore
March 14, 2005